UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2008

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

815 S. Main Street

Grapevine, Texas 76051

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (817) 329-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2008, American Locker Group Incorporated, a Delaware corporation (the “Company”), issued a press release announcing that Mr. Edward Ruttenberg, the Company’s Chairman, Chief Executive Officer, Chief Operating Officer and Treasurer, notified the Company that he would be resigning from his position as Chairman and from his executive officer positions effective January 31, 2008.  Mr. Ruttenberg will continue to serve as a member of Board of Directors.

In connection with Mr. Ruttenberg’s resignation, on January 11, 2008, John E. Harris, a current member of the Company’s Board of Directors, was appointed as non-executive Chairman of the Board of Directors.  Also on January 11, 2008, Allen D. Tilley, who is a current member of the Company’s Board of Directors, was appointed as Chief Executive Officer of the Company, and Paul M. Zaidins, the Company’s current Chief Financial Officer, was appointed as President and Chief Operating Officer of the Company.  Mr. Zaidins will continue to perform his duties as Chief Financial Officer, and, as President and Chief Operating Officer, will oversee the Company’s day-to-day business operations.

Mr. Harris has been a director of the Company since July 2005 and is a member of the Executive Compensation—Stock Option and Nominating and Governance Committees. Since August 2006, Mr. Harris has been a Vice President of U.S. Trust, an investment management company. Mr. Harris has served as Principal of Harris Capital Advisors, a consulting, investment analysis and private equity financing firm, from 2001 through August 2006. Mr. Harris also served as Vice President of Emerson Partners, a real estate private equity fund, from 2001 to 2003. Mr. Harris is a Chartered Financial Analyst charterholder and holds a Masters of Business Administration from Southern Methodist University.

Mr. Tilley was appointed as a director of the Company in October 2007.  From September 2006 through the present, Mr. Tilley has served as an adjunct professor at Southern Methodist University’s School of Engineering.  From 1998 through December 2006, Mr. Tilley was the President and CEO of Schubert Packaging Systems, a robotic packaging machine subsidiary of a German-based packaging machine manufacturer, and from 1997 served as a consultant to the Schubert companies prior to assuming his current role.  Prior to that, Mr. Tilley has been an independent consultant and served in various executive positions with Frito Lay and Pepsi Foods International, both of which are divisions of PepsiCo.  Mr. Tilley holds a bachelor of science from Kansas State University and a masters of business administration from Southern Methodist University.

Mr. Zaidins was named the Company’s Chief Financial Officer in August 2007 and prior to that served as the Company’s Controller since November 2006. Prior to joining the Company, he was a Managing Director for the investment banking firm Lane-Link Group from 2004 to 2006. Prior to 2004, he owned and operated specialty retail stores and was Managing Director for the investment banking firm ECDI Capital. He has been a certified public accountant since 1992.

The full text of the press release issued by the Company announcing Mr. Ruttenberg’s resignation and the appointments of Messrs. Harris, Tilley and Zaidins is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: January 16, 2008	By:	/s/ Edward F. Ruttenberg
		Name:	Edward F. Ruttenberg
		Title:	Chairman, Chief Executive Officer, Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 11, 2008.